UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2025

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive,Suite 1410, Boston, MA 02210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 29, 2025, Ondas Holdings Inc. (the “Company”) completed the previously announced acquisition of a controlling interest in 4M Defense Ltd., a company registered in the State of Israel (“4M”), pursuant to the Share Purchase Agreement, dated October 24, 2025 (the “Agreement”), by and among the Company, 4M, Chirokka Holding Ltd., a company registered in the State of Israel (“HoldCo”), Mr. Itzik Malka (“Itzik”), and Mr. Nir Cohen (“Nir”, and jointly with Itzik, the “Shareholders”). HoldCo held 100% of the share capital of 4M. In accordance with the terms of the Agreement, the Company acquired 70% of the issued and outstanding share capital of HoldCo, for a purchase price of (i) $2,400,000 in cash and (ii) 801,068 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in exchange for the HoldCo Shares (the “Acquisition”). Pursuant to the Agreement, Itzik has agreed, subject to certain customary exceptions, not to sell, transfer or dispose of 480,641 shares of Common Stock for a period of twelve (12) months after the closing of the Acquisition, at which time Itzik shall be permitted to sell, transfer or otherwise dispose of, on a calendar quarterly basis, up to twelve and one-half percent (12.5%) of such shares of Common Stock, until all such shares have been released from the lock-up restrictions.

Also on October 29, 2025, the Company entered into a Registration Rights Agreement with the Shareholders to register the resale of the Shares (the “Registration Rights Agreement”).

The foregoing description of the Acquisition, the Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the Agreement and the Registration Rights Agreement, a copy of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, and are incorporated herein by reference.

A copy of the opinion of Snell & Wilmer L.L.P. relating to the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of Shares in Item 2.01 above is exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Regulation S and Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements are not required in connection with the Acquisition pursuant to Rule 3-05(b) of Regulation S-X.

(b) Pro forma financial information is not required in connection with the Acquisition pursuant to Article 11 of Regulation S-X.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Share Purchase Agreement, by and among the Company, 4M Defense Ltd., Chirokka Holding Ltd., Mr. Itzik Malka, and Mr. Nir Cohen, dated October 24, 2025 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2025).
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	Registration Rights Agreement, dated October 29, 2025, by and among the Company, Mr. Itzik Malka and Mr. Nir Cohen.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2025	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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